Exhibit 99.1

MicroVision Signs Long-Term Development Agreement to Advance Lidar for Next-Generation Autonomous Hauling Solutions

Strategic engagement validates commercial momentum stemming from Q1 acquisition, value of immediately available sensor inventory, and pathway to next-generation perception solutions

Redmond, WA – June 10, 2026 - MicroVision, Inc., (Nasdaq: MVIS), a leader in advanced perception solutions today announced the signing of a Master Development Agreement (MDA), including an initial Program Description dated June 1, 2026, to collaborate with the world’s leading manufacturer of construction and mining equipment on the development and integration of MicroVision’s lidar and perception technologies into the OEM’s next-generation autonomous solutions.

The agreement establishes a framework to jointly develop, validate, and commercialize advanced perception capabilities designed to enhance the safety, productivity, and efficiency of the OEM’s autonomous equipment platforms. Through this collaboration, the partners will work together to evaluate and deploy advanced lidar sensing technologies that provide high-resolution environmental awareness, obstacle detection, and situational intelligence in complex industrial environments.

“Signing this MDA represents a significant milestone in MicroVision’s strategy to bring our perception technologies into large-scale industrial applications,” said Glen DeVos, Chief Executive Officer of MicroVision. “We are thrilled to partner with a global leader in autonomous mining and industrial equipment and proud to see our products help customers improve safety, increase productivity, and accelerate the adoption of autonomous solutions worldwide.”

The unique integrated system initially features two of MicroVision’s Iris lidar sensors on each off-highway truck for hauling operations, including quarry and aggregate operations, with future potential integration of MicroVision’s Halo lidar sensors.

“A key element of this partnership is the evaluation of our next-generation Halo sensor as a natural evolution of Iris, providing backward system compatibility to existing Iris customers,” continued DeVos. “We view this as a great example of developing and launching commercial opportunities with our Iris sensor with a clear pathway to integration of Halo, and clear validation of the value-enhancing asset acquisition completed in the first quarter of this year.”

The collaboration leverages MicroVision’s growing portfolio of perception technologies, including its long-range lidar, short-range lidar, and software-defined perception capabilities developed for automotive, industrial, and security & defense applications. Development activities are underway, with testing and validation efforts focused on supporting the customer’s future autonomous product roadmap.

About MicroVision

MicroVision is defining the next generation of lidar-based perception solutions for automotive, industrial, and security & defense markets. As the industry moves beyond proof of concept toward value, deployment, and commercialization, MicroVision delivers integrated hardware and software solutions designed for real-world performance, automotive-grade reliability, and economic scalability. With engineering centers in the U.S. and Germany, MicroVision leads the industry in depth and breadth of its portfolio, with both short- and long-range lidar solutions, featuring solid-state sensors with varying wavelengths, advanced sensor architectures, design-to-cost engineering, and open software solutions.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc, and LinkedIn at https://www.linkedin.com/company/microvision/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected benefits of the collaboration, future development activities, commercialization opportunities, autonomous technology deployment, and customer outcomes. These statements are based on current expectations and involve risks and uncertainties that could cause actual results to differ materially from those described. Factors that may affect actual results include the successful development, validation, and deployment of technologies under the agreements, market acceptance, customer adoption, and other risks described in MicroVision’s public filings. The Company undertakes no obligation to update forward-looking statements except as required by law.

MicroVision Investor Relations Contact

Jeff Christensen

Darrow Associates Investor Relations

MVIS@darrowir.com

MicroVision Media Contact

Heidi Davidson

heidi@galvanizeworldwide.com

(914) 441-6862